UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 NW 163rd Drive, Miami Gardens, Florida 33169

(Address of principal executive offices) (Zip code)

(305) 621-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.2 Unregistered sale of equity and securities

On July 25, 2012, we approved and issued 1,028,500 shares of common stock to be issued and distributed under our 2011 Stock Option Plan.

On July 25, 2012, we approved and issued 471,500 shares of common stock to be issued and distributed under our 2012 Stock Option Plan.

The total amount of 1,500,000 issued and distributed common stock shares were issued to: Rate Technology, Inc.

Item 5.02 Adoption of Compensatory Plan; Nettalk.com, Inc., 2012 Employee Stock Option Plan.

(e) On July 25, 2012, Nettalk.com, Inc., created, adopted and implemented its 2012 Stock Option Plan. The purpose of the Plan is to advance the interest of our shareholders by enhancing our ability to attract, retain and motivate our employees who make important contributions by providing those employees with equity ownership opportunities and performance – based incentives.

The maximum aggregate number of common stock shares of the 2012 Stock Option Plan that may be issued under the plan is 5,000,000 common stock shares.

Item 9.0 Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Nettalk.com, Inc. 2012 Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer
Dated:	July 25, 2012